Exhibit 15.2

March 30, 2009

Exhibit 15.2

SRK CONSULTING (U.S.) INC.
7175 West Jefferson Ave, Suite 3000
Lakewood, CO, 80235

CONSENT OF ENGINEER

Reference is made to the Annual Report of Tournigan Energy Ltd. (the "Company") on Form 20-F for the year ended September 30, 2008, to be filed with the Securities and Exchange Commission on the date hereof (the "Report").

I hereby consent to references to my name, SRK Consulting (U.S.) Inc. and its Associate Principal Consultant, namely Frank Daviess, in the Company’s Report and to all other references to my name, SRK or its employees included or incorporated by reference in this Report.

Dated: March 30, 2009

"signed" Frank Daviess
______________________________________________
Frank Daviess
Associate Principal Geologist SRK Consulting (U.S.) Inc.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.